Exhibit 4.4

SPECIMEN RIGHTS CERTIFICATE

NUMBER [●]R	RIGHTS

IRON HORSE ACQUISITIONS CORP.

INCORPORATED UNDER THE LAWS OF THE DELAWARE

RIGHTS

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP: 462837 121

THIS CERTIFIES THAT, for value received                                                                                is the registered holder(s) of a right or rights (each, a “Right”) to automatically receive one share of common stock, $0.0001 par value (“Common Stock”), of Iron Horse Acquisitions Corp. (the “Company”) for each Right evidenced by this Rights Certificate on the Company’s completion of an initial business combination (as defined in the prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Rights Certificate pursuant to the Rights Agreement, dated as of [●], 2023, between the Company and Continental Stock Transfer & Trust Company, LLC, as Rights Agent. In no event will the Company be required to net cash settle any Right.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Certificate of Incorporation, as the same may be amended from time to time, the Rights shall expire and be worthless. The holder of a Right shall have no right or interest of any kind in the Company’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Rights Certificate at the office or agency of the Rights Agent, a new Rights Certificate or Rights Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Rights Certificate, without charge except for any applicable tax or other governmental charge.

The Company shall not issue fractional shares upon exchange of Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in any manner (as provided in the Rights Agreement).

The Company and the Rights Agent may deem and treat the registered holder(s) as the absolute owner(s) of this Rights Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder(s), and for all other purposes, and neither the Company nor the Right Agent shall be affected by any notice to the contrary.

This Right does not entitle the registered holder(s) to any of the rights of a shareholder of the Company.

CHIEF EXECUTIVE OFFICER	SECRETARY

Continental Stock Transfer & Trust Company, LLC, as Rights Agent
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IRON HORSE ACQUISITIONS CORP.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of shares of Common Stock (copies of which may be obtained from the Chief Operating Officer of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                                              hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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rights represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

Attorney to transfer said rights on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall have no right or interest of any kind in or to the funds held in the Company’s trust account (as defined in the Prospectus).

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